Exhibit 2.1

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is made as of the 31st day of October, 2011

AMONG:

NEWMONT MINING CORPORATION, a corporation governed by the laws of the State of Delaware
(“Newmont”)

- and -

NEWMONT HOLDINGS ULC, an unlimited liability company governed by the laws of the Province of Nova Scotia
(“NHULC”)

- and -

NEWMONT MINING CORPORATION OF CANADA LIMITED, a corporation governed by the federal laws of Canada
(“NMCCL”)

- and -

NHULC, on behalf of a corporation to be incorporated under the laws of the Province of British Columbia
(“New Exchangeco”)

- and -

NHULC, on behalf of a corporation to be incorporated under the laws of the Province of British Columbia
(“New Exchangeco Sub”)

WHEREAS, the Parties wish to carry out the Arrangement on the terms and subject to the conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties hereby covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Agreement, the following terms have the following meanings:

(a)	“Affiliate” has the meaning ascribed thereto in National Instrument 45-106 – Prospectus and Registration Exemptions, as it exists on the date hereof;

(b)
“Agreement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to this Arrangement Agreement (including the schedules and exhibits hereto) as supplemented, modified or amended, and not to any particular article, section, schedule or other portion hereof;

(c)	“Arrangement” means an arrangement under section 192 of the CBCA, on the terms and conditions set forth in the Plan of Arrangement as amended, modified or supplemented;

(d)	“Arrangement Resolution” means the special resolution of NMCCL Shareholders approving the Arrangement;

(e)
“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under subsection 192(6) of the CBCA to be filed with the Director after the Final Order has been granted;

(f)	“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in Denver, Colorado and Toronto, Ontario for the transaction of banking business;

(g)	“CBCA” means the Canada Business Corporations Act R.S.C. 1985 c.C-44, as amended, including the regulations promulgated thereunder;

(h)
“Certificate of Arrangement” means the certificate of arrangement which may be issued by the Director pursuant to subsection 192(7) of the CBCA in respect of the Articles of Arrangement and giving effect to the Arrangement;

(i)	“Circular” means the information circular of NMCCL, together with all schedules and appendices thereto, to be distributed to NMCCL Shareholders in respect of the Meeting;

(j)	“Court” means the Superior Court of Justice of the Province of Ontario;

(k)	“Director” means the director appointed under section 260 of the CBCA;

(l)	“Effective Date” means the date that will appear on the Certificate of Arrangement;

(m)	“Effective Time” means 12:01 a.m. (Eastern Time) on the Effective Date or such other time on the Effective Date as may be specified by NMCCL;

(n)
“Final Order” means the final order of the Court approving the Arrangement pursuant to subsection 192(4) of the CBCA, as such order may be affirmed, amended, modified or supplemented by any court of competent jurisdiction;

(o)
“Interim Order” means the interim order of the Court under subsection 192(4) of the CBCA, containing declarations and directions with respect to the Arrangement and the Meeting and issued pursuant to the application of NMCCL, as such order may be affirmed, amended, modified or supplemented by any court of competent jurisdiction;

(p)
“Meeting” means the special meeting of NMCCL Shareholders, including any adjournment(s) or postponement(s) thereof, to be held for the purpose of, among other things, obtaining approval by NMCCL Shareholders of the Arrangement Resolution;

(q)	“New Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the New Exchangeable Shares as set out in Appendix 1 to the Plan of Arrangement.

(r)	“New Exchangeable Shares” means the exchangeable shares in the capital of New Exchangeco;

(s)
“New Special Voting Share” means the share of preferred stock, par value US$5.00 in the capital of Newmont to be designated prior to the Effective Time and having substantially the rights, privileges, restrictions and conditions described in the New Voting and Exchange Trust Agreement;

(t)
“New Support Agreement” means an agreement to be made among Newmont, NHULC and New Exchangeco in connection with the Plan of Arrangement, to be in substantially the form of the NMCCL Support Agreement;

(u)
“New Voting and Exchange Trust Agreement” means an agreement to be made among Newmont, New Exchangeco and the Trustee (as defined in the New Exchangeable Share Provisions) in connection with the Plan of Arrangement, to be in substantially the form of the NMCCL Voting and Exchange Trust Agreement;

(v)	“NMCCL Exchangeable Shares” means the exchangeable shares in the capital of NMCCL;

(w)	“NMCCL Shareholders” means the holders of NMCCL Exchangeable Shares;

(x)	“NMCCL Support Agreement” means the support agreement dated February 16, 2002 among Newmont, NHULC and NMCCL;

(y)	“NMCCL Voting and Exchange Trust Agreement” means the voting and exchange trust agreement dated February 16, 2002 among Newmont, NMCCL and Computershare Trust Company of Canada;

(z)	“NYSE” means the New York Stock Exchange;

(aa)	“Parties” means, collectively, Newmont, NHULC, NMCCL, New Exchangeco and New Exchangeco Sub and “Party” means any one of them;

(bb)
“Person” means any individual, corporation, partnership, general partnership, joint stock company, limited liability corporation, joint venture, association, company, trust, bank, trust company, pension fund, business trust or other organization, whether or not legal a entity, and governments, agencies and political subdivisions thereof;

(cc)
“Plan of Arrangement” means the plan of arrangement attached hereto as Exhibit “A”, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof or thereof;

(dd)	“TSX” means the Toronto Stock Exchange.

1.2	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3	Interpretation not Affected by Headings

The division of this Agreement into articles, sections, schedules and appendices and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Certain References

Unless reference is specifically made to some other document or instrument, all references herein to articles, sections, sections, schedules and appendices are to articles, sections, schedules and appendices of this Agreement.

1.5	Number and Gender

Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, and words importing any gender shall include all genders.

1.6	References to Persons

A reference to a Person includes any successor to that Person.  A reference to any statute includes all regulations made pursuant to such statute and the provisions of any statute or regulation which amends, supplements or supersedes any such statute or regulation.

1.7	Entire Agreement

This Agreement, together with the exhibit attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

1.8	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

1.9	Exhibit

Exhibit A annexed to this Agreement, being the Plan of Arrangement, is incorporated by reference into this Agreement and forms a part hereof.

ARTICLE 2
THE ARRANGEMENT

2.1	Arrangement

As soon as reasonably practicable, NMCCL shall apply to the Court pursuant to subsection 192(3) of the CBCA for an order approving the Arrangement and, in connection with such application, shall:

(a)
forthwith file, proceed with and prosecute an application for an Interim Order under subsection 192(3) of the CBCA, providing for, among other things, the calling and holding of the Meeting for the purpose of considering and, if thought advisable, approving, the Arrangement Resolution;

(b)
subject to obtaining all necessary approvals as contemplated in the Interim Order and in the manner directed by the Court in the Interim Order, take steps necessary to submit the Arrangement to the Court and apply for the Final Order; and

(c)
subject to satisfaction or waiver of the conditions set forth herein, deliver to the Director Articles of Arrangement and such other documents as may be required to give effect to the Arrangement, whereupon the transactions comprising the Arrangement shall occur and shall be deemed to have occurred in the order set out therein, without any further act or formality.

2.2	Effective Date

The Arrangement shall become effective at the Effective Time on the Effective Date.

ARTICLE 3
COVENANTS

3.1	Covenants Regarding the Arrangement

Each of the Parties (except as otherwise specified below) covenants and agrees that it will:

(a)
take, and cause its Subsidiaries to take, all reasonable necessary actions, and cooperate with the other Parties, to give effect to the Arrangement and the other transactions contemplated by this Agreement;

(b)
use all reasonable efforts to obtain all consents, exemptions, approvals, assignments, waivers and amendments to or terminations of any instruments considered necessary or desirable by the parties hereto and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(c)
in the case of NMCCL, solicit proxies to be voted at the Meeting in favour of the Arrangement Resolution and prepare the Circular and other proxy-related materials, and any amendments, modifications or supplements thereto as required by, and in compliance with, the Interim Order and applicable corporate and securities laws, and file and distribute the same to NMCCL Shareholders in a timely and expeditious manner in all jurisdictions where the same are required to be filed and distributed;

(d)	in the case of NMCCL, convene the Meeting as contemplated by the Interim Order and conduct such Meeting in accordance with the Interim Order and as otherwise required by law;

(e)	use all reasonable efforts to cause each of the conditions precedent set forth in Article 5 hereof which are within its control to be satisfied on or before the Effective Date;

(f)
in the case of NMCCL, subject to the approval of the Arrangement Resolution by the NMCCL Shareholders, as required by the Interim Order, submit the Arrangement to the Court and apply, together with each of the other Parties hereto, for the Final Order;

(g)	to the extent applicable to it, carry out the terms of the Final Order;

(h)
in the case of NMCCL, following issuance of the Final Order, and subject to the satisfaction or waiver (where permitted) of the conditions precedent in Article 5 hereof, proceed to file the Articles of Arrangement, the Final Order and all related documents with the Director pursuant to subsection 192(6) of the CBCA;

(i)	reserve and authorize for issuance the securities issuable by it, if any, as contemplated in the Plan of Arrangement;

(j)	in the case of the New Exchangeco, prior to the Effective Date, make or cause to be made an application for approval from the TSX of the listing on the TSX of the New Exchangeable Shares; and

(k)
in the case of Newmont, prior to the Effective Date, make or cause to be made an application for approval from the NYSE of the listing of the shares of Newmont Common Stock to be issued pursuant to the Arrangement as well as the shares of Newmont Common Stock to be issued upon the exchange of New Exchangeable Shares for shares of Newmont Common Stock in accordance with the New Exchangeable Share Provisions.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of Newmont

Newmont represents and warrants to and in favour of the other Parties as follows, and acknowledges that the other Parties are relying upon such representations and warranties:

(a)	Newmont is a corporation validly existing under the laws of the State of Delaware, and has the power and capacity to enter into this Agreement and to perform its obligations hereunder;

(b)
the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby and thereby do not and will not result in the breach of, or violate any term or provision of, the articles of incorporation or by-laws of Newmont;

(c)	the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the directors of Newmont and this

Agreement constitutes a valid and binding obligation of Newmont enforceable against it in accordance with its terms; and

(d)
as at the date hereof, Newmont’s share capital consists of (i) 750,000,000 shares of Newmont Common Stock, par value US$1.60 per share, of which 488,216,911 are outstanding and 6,600,075 of which were issuable upon conversion of NMCCL Exchangeable Shares, and (ii) 5,000,000 shares of preferred stock, par value US$5.00 per share, of which one share of special voting stock is outstanding.  As of the Effective Time, Newmont’s authorized share capital will include the New Special Voting Share, which shall be issued in accordance with the Plan of Arrangement.

4.2	Representations and Warranties of NMCCL

NMCCL represents and warrants to and in favour of the other Parties as follows, and acknowledges that the other Parties are relying upon such representations and warranties:

(a)	NMCCL is a corporation validly existing under the federal laws of Canada and has the power and capacity to enter into this Agreement, and to perform its obligations hereunder;

(b)
the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and, subject to the approval of the Arrangement Resolution, the completion of the transactions contemplated hereby and thereby do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of NMCCL;

(c)
the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the directors of NMCCL and this Agreement constitutes a valid and binding obligation of NMCCL enforceable against it in accordance with its terms; and

(d)
as at the date hereof, NMCCL’s share capital consists of (i) an unlimited number of common shares, of which 650,000,000 are outstanding, (ii) an unlimited number of Class 1 shares, of which 2,876,428.5 are outstanding, and (iii) an unlimited number of NMCCL Exchangeable Shares, of which 55,873,669 are outstanding.  Except as may be contemplated by this Agreement and the Plan of Arrangement, there is no obligation, contractual or otherwise, of NMCCL to issue any other securities.

4.3	Representations and Warranties of NHULC

NHULC represents and warrants to and in favour of the other Parties as follows, and acknowledges that the other Parties are relying upon such representations and warranties:

(a)
NHULC is an unlimited liability company validly existing under the laws of the Province of Nova Scotia and has the power and capacity to enter into this Agreement, and to perform its obligations hereunder;

(b)
the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby and thereby do not and will not result in the breach of, or violate any term or provision of, the articles or by¬laws of NHULC;

(c)
the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the directors of NHULC and this Agreement constitutes a valid and binding obligation of NHULC enforceable against it in accordance with its terms;

(d)	prior to the Effective Time, NHULC will cause each of New Exchangeco and New Exchangeco Sub to adopt this Agreement in accordance with Section 14(2) of the CBCA; and

(e)
as at the date hereof, NHULC’s share capital consists of (i) 1,000,000,000 common shares, of which 1,026,948 are outstanding, and (ii) 5,000,000,000 Class A shares, of which 3,008,734,472 are outstanding.

4.4	Representations and Warranties of New Exchangeco

New Exchangeco represents and warrants to and in favour of the other Parties as follows, and acknowledges that the other Parties are relying upon such representations and warranties:

(a)
New Exchangeco is a corporation validly existing under the laws of the Province of British Columbia and has the power and capacity to enter into this Agreement, and to perform its obligations hereunder;

(b)
the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby and thereby do not and will not result in the breach of, or violate any term or provision of, the articles or by¬laws of New Exchangeco;

(c)
the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the directors of New Exchangeco and this Agreement constitutes a valid and binding obligation of New Exchangeco enforceable against it in accordance with its terms; and

(d)
immediately prior to the Effective Time, New Exchangeco’s share capital will consist of (i) an unlimited number of common shares, of which one will be outstanding, and (ii) an unlimited number of New Exchangeable Shares, of which none will be outstanding.  Except as may be contemplated by this Agreement and the Plan of Arrangement, there is no obligation, contractual or otherwise, of New Exchangeco to issue any other securities.

4.5	Representations and Warranties of New Exchangeco Sub

New Exchangeco Sub represents and warrants to and in favour of the other Parties as follows, and acknowledges that the other Parties are relying upon such representations and warranties:

(a)
New Exchangeco Sub is a corporation validly existing under the laws of the Province of British Columbia and has the power and capacity to enter into this Agreement, and to perform its obligations hereunder;

(b)
the execution and delivery of this Agreement and all documents to be delivered pursuant hereto and the completion of the transactions contemplated hereby and thereby do not and will not result in the breach of, or violate any term or provision of, the articles or by¬laws of New Exchangeco Sub;

(c)
the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly approved by the directors of New Exchangeco Sub and this Agreement constitutes a valid and binding obligation of New Exchangeco Sub enforceable against it in accordance with its terms; and

(d)
immediately prior to the Effective Time, New Exchangeco Sub’s share capital will consist of (i) an unlimited number of Class A voting shares, of which one will be outstanding, (ii) an unlimited number of Class B non-voting shares, of which none will be outstanding.  Except as may be contemplated by this Agreement and the Plan of Arrangement, there is no obligation, contractual or otherwise, of New Exchangeco Sub to issue any other securities.

ARTICLE 5
CONDITIONS PRECEDENT

5.1	Conditions

The obligation of each Party to complete the Arrangement and the other transactions contemplated by this Agreement shall be subject to the fulfillment or satisfaction, on or before the Effective Time or such other time or date as is specified below, of each of the following conditions, any of which (other than those specified in paragraphs (c), (d), (e), (f), (j) and (k)) may be waived by the Parties collectively without prejudice to any Party’s right to rely on any other condition:

(a)	each of the representations and warranties made by the other Parties hereto set forth in this Agreement shall be true and correct in all material respects;

(b)
each of the covenants, acts and undertakings of the other Parties to be performed or complied with on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed or complied with in all material respects;

(c)
the Interim Order shall have been granted in form and substance satisfactory to the Parties not later than November 16, 2011 or such later date as the Parties may agree and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

(d)
the Arrangement Resolution shall have been approved by the requisite number of votes cast by NMCCL Shareholders (other than Newmont and its Affiliates) at the Meeting in accordance with the provisions of the NMCCL Exchangeable Shares, the Voting and Exchange Trust Agreement, the Interim Order and any applicable regulatory requirements;

(e)	the Final Order shall have been granted in form and substance satisfactory to the Parties not later than December 27, 2011 or such later date as the Parties may agree;

(f)
the Articles of Arrangement and all necessary related documents, in form and substance satisfactory to the Parties, shall have been accepted for filing by the Director together with the Final Order in accordance with subsection 192(6) of the CBCA not later than December 27, 2011 or such later date as the Parties may agree;

(g)
no material action or proceeding shall be pending or threatened by any Person and there shall be no action taken under any existing applicable law or regulation, nor any statute, rule, regulation or order which is enacted, enforced, promulgated or issued by any court, department, commission, board, regulatory body, government or governmental authority or similar agency, domestic or foreign, that: (i) makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Arrangement or any other transactions contemplated herein; or (ii) results in a judgment or assessment of material damages directly or indirectly relating to the Arrangement or any of the other transactions contemplated herein;

(h)
all material third party and regulatory consents, exemptions (including, without limitation, all applications for exemptive relief submitted to the Canadian securities regulators in connection with the Arrangement) and approvals considered necessary or desirable by the Parties with respect to the Arrangement and the other transactions contemplated by this Agreement shall have been completed or obtained including, without limitation, necessary consents, exemptions and approvals from applicable securities regulatory authorities and under the rules or policies of the TSX and NYSE;

(i)
there shall not, as of the Effective Date, be holders of NMCCL Exchangeable Shares that hold, in aggregate, in excess of 2% of all outstanding NMCCL Exchangeable Shares (other than those held by Newmont and its Affiliates), that have validly exercised and not withdrawn their rights of dissent under the CBCA and the Interim Order;

(j)	the New Support Agreement and the New Voting and Exchange Trust Agreement shall have been executed by the parties thereto;

(k)	Newmont shall have created and authorized the issuance of the New Special Voting Share;

(l)
the TSX shall have conditionally approved the listing of the New Exchangeable Shares to be issued pursuant to the Arrangement, subject only to the filing of required documents which cannot be filed prior to the Effective Date; and

(m)
the NYSE shall have conditionally approved the listing of the shares of Newmont Common Stock to be issued pursuant to the Arrangement and upon the exchange of New Exchangeable Shares, in each case subject only to the filing of required documents which cannot be filed prior to the Effective Date.

5.2	Failure to Comply with Conditions

If any of the conditions precedent set forth in Section 5.1 hereof shall not be satisfied or waived by the Parties on or before the date required for the satisfaction thereof, then any Party may, in addition to any other remedies they may have at law or equity, rescind and terminate this Agreement.

5.3	Satisfaction of Conditions

The conditions set out in this Article 5 are conclusively deemed to have been satisfied or waived when, with the agreement of the Parties hereto, the Articles of Arrangement are filed under the CBCA to give effect to the Arrangement.

ARTICLE 6
AMENDMENT AND TERMINATION

6.1	Amendments

This Agreement may, at any time and from time to time before or after the Meeting, be amended in any respect whatsoever by written agreement of the Parties without further notice to or authorization on the part of their respective security holders; provided that any such amendment that changes the consideration to be received by the holders of NMCCL Exchangeable Shares pursuant to the Arrangement is brought to the attention of the Court and is subject to such requirements as may be ordered by the Court.

6.2	Termination

This Agreement shall be terminated in each of the following circumstances:

(a)	the mutual agreement of each of the Parties;

(b)	the Arrangement shall not have become effective on or before December 29, 2011 or such later date as may be agreed to by the Parties; and

(c)	termination of this Agreement under Section 5.2 hereof.

In the event of the termination of this Agreement in the circumstances set out in Sections 6.2(a) through 6.2(c) hereof, this Agreement shall forthwith become void and none of the Parties shall have any liability or further obligation to any other Parties hereunder.

ARTICLE 7
GENERAL

7.1	Binding Effect

This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

7.2	No Assignment

No Party may assign its rights or obligations under this Agreement without the consent of each of the other Parties.

7.3	Severability

If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)
the invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

7.4	Further Assurances

Each Party hereto shall, from time to time and at all times hereafter, at the request of another Party hereto, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments as may be reasonably required in order to fully perform and carry out the terms and intent hereof.

7.5	Time of Essence

Time shall be of the essence in and of this Agreement.

7.6	Counterparts

This Agreement may be executed in counterparts, in original, facsimile or electronic form, each of which shall be deemed an original, and all of which together constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF this Agreement has been executed and delivered by the Parties effective as of the date first above written.

NEWMONT MINING CORPORATION

Per:	/s/ Russell Ball
Authorized Signatory

NEWMONT MINING CORPORATION OF CANADA LIMITED

Per:	/s/ Russell Ball
Authorized Signatory

NEWMONT HOLDINGS ULC, on its own behalf and on behalf of New Exchangeco and New Exchangeco Sub

Per:	/s/ Russell Ball
Authorized Signatory

EXHIBIT “A”

PLAN OF ARRANGEMENT
UNDER SECTION 192 OF THE
CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, the following terms have the following meanings:

(a)	“Affiliate” has the meaning ascribed thereto in National Instrument 45-106 – Prospectus and Registration Exemptions, as it exists on the date hereof;

(b)	“Ancillary Rights” means the voting rights and any other rights of the holders of New Exchangeable Shares under the New Voting and Exchange Trust Agreement and the New Support Agreement.

(c)
“Arrangement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to the arrangement under the provisions of section 192 of the CBCA set forth in this Plan of Arrangement as amended, modified or supplemented, and not to any particular article, section or other portion hereof;

(d)
“Arrangement Agreement” means the arrangement agreement made as of October 31, 2011 among Newmont, NHULC, NMCCL, New Exchangeco and New Exchangeco Sub with respect to the Arrangement, and all amendments thereto;

(e)	“Arrangement Resolution” means the special resolution of NMCCL Shareholders approving the Arrangement;

(f)
“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under subsection 192(6) of the CBCA to be filed with the Director after the Final Order has been granted;

(g)	“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in Denver, Colorado and Toronto, Ontario for the transaction of banking business;

(h)
“Canadian NMCCL Shareholder” means a NMCCL Shareholder who is resident in Canada for the purposes of the Tax Act and includes a partnership that is a “Canadian partnership” for the purposes of the Tax Act but does not include any other partnership;

(i)	“CBCA” means the Canada Business Corporations Act R.S.C. 1985 c.C-44, as amended, including the regulations promulgated thereunder;

(j)
“Certificate of Arrangement” means the certificate of arrangement which may be issued by the Director pursuant to subsection 192(7) of the CBCA in respect of the Articles of Arrangement and giving effect to the Arrangement;

(k)	“Circular” means the information circular of NMCCL, together with all schedules and appendices thereto, to be distributed to NMCCL Shareholders in respect of the Meeting;

(l)	“Class A Shares” means the Class A voting shares in the capital of New Exchangeco Sub;

(m)	“Class B Shares” means the Class B non-voting shares in the capital of New Exchangeco Sub;

(n)	“Court” means the Superior Court of Justice of the Province of Ontario;

(o)	“Current Market Price” has the meaning set out in the New Exchangeable Share Provisions;

(p)	“Depositary” means Computershare Trust Company of Canada, in its capacity as depositary for the NMCCL Exchangeable Shares under the Arrangement;

(q)	“Director” means the director appointed under section 260 of the CBCA;

(r)	“Dissent Rights” has the meaning set out in Section 6.1;

(s)	“Dissenting NMCCL Shareholder” means a NMCCL Shareholder who exercises a right of dissent with respect to the Arrangement in strict compliance with the Dissent Rights;

(t)	“Effective Date” means the date that will appear on the Certificate of Arrangement;

(u)	“Effective Time” means 12:01 a.m. (Eastern Time) on the Effective Date or such other time on the Effective Date as may be specified by NMCCL;

(v)
“Election Deadline” means 5:00 p.m. (Eastern time) on December 12, 2011 or such later date before the Effective Date as may be specified by NMCCL, which later date shall be notified by NMCCL to NMCCL Shareholders by press release or other means of general dissemination;

(w)
“Final Order” means the final order of the Court approving the Arrangement pursuant to subsection 192(4) of the CBCA, as such order may be affirmed, amended, modified or supplemented by any court of competent jurisdiction;

(x)
“Interim Order” means the interim order of the Court under subsection 192(4) of the CBCA, containing declarations and directions with respect to the Arrangement and the Meeting and issued pursuant to the application of NMCCL as such order may be affirmed, amended, modified or supplemented by any court of competent jurisdiction;

(y)	“Letter of Transmittal and Election Form” means the letter of transmittal and election form in the form accompanying the Circular;

(z)
“Lien” means any hypothec, mortgage, pledge, assignment, lien, charge, security interest, encumbrance or adverse right or claim, other third Person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

(aa)
“Meeting” means the special meeting of NMCCL Shareholders, including any adjournment(s) or postponement(s) thereof, to be held for the purpose of, among other things, obtaining approval by NMCCL Shareholders of the Arrangement Resolution;

(bb)	“New Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the New Exchangeable Shares as set out in Appendix 1 hereto.

(cc)	“New Exchangeable Shares” means the exchangeable shares in the capital of New Exchangeco;

(dd)	“New Exchangeco” has the meaning given to it in Section 3.1(a);

(ee)	“New Exchangeco Sub” has the meaning given to it in Section 3.1(b);

(ff)
“New Special Voting Share” means the share of preferred stock, par value US$5.00 in the capital of Newmont designated prior to the Effective time and having substantially the rights, privileges, restrictions and conditions described in the New Voting and Exchange Trust Agreement;

(gg)
“New Support Agreement” means an agreement to be made among Newmont, NHULC and New Exchangeco in connection with this Plan of Arrangement to be in substantially the form of the NMCCL Support Agreement;

(hh)
“New Voting and Exchange Trust Agreement” means an agreement to be made among Newmont, New Exchangeco Sub and the Trustee (as defined in the New Exchangeable Share Provisions) in connection with this Plan of Arrangement to be substantially the form of the NMCCL Voting and Exchange Trust Agreement;

(ii)	“Newmont” means Newmont Mining Corporation or such other person that is the issuer of the shares of Newmont Common Stock from time to time;

(jj)	“Newmont Entities” means, collectively, Newmont, NMCCL, NHULC, New Exchangeco and New Exchangeco Sub and their respective successors;

(kk)
“Newmont Share Price” means the weighted average closing price of the shares of Newmont Common Stock for the last five consecutive trading days ending on the last trading day prior to the Effective Date, expressed in Canadian dollars based on the bank of Canada noon rate of exchange on the Effective Date;

(ll)
“Newmont Common Stock” means common stock in the capital of Newmont or such other securities into which all or substantially all of the Newmont Common Stock may be changed, converted or exchanged from time to time;

(mm)	“NHULC” means Newmont Holdings ULC, a Nova Scotia unlimited liability company;

(nn)	“NMCCL” means Newmont Mining Corporation of Canada Limited, a Canadian federal corporation;

(oo)	“NMCCL Exchangeable Shares” means the exchangeable shares in the capital of NMCCL;

(pp)	“NMCCL Shareholder” means a registered holder of NMCCL Exchangeable Shares;

(qq)	“NMCCL Support Agreement” means the support agreement dated February 16, 2002 among Newmont, NHULC and NMCCL;

(rr)	“NMCCL Voting and Exchange Trust Agreement” means the exchange and voting trust agreement dated February 16, 2002 among Newmont, NMCCL and Computershare Trust Company of Canada;

(ss)
“Person” means any individual, corporation, partnership, general partnership, joint stock company, limited liability corporation, joint venture, association, company, trust, bank, trust company, pension fund, business trust or other organization, whether or not legal a entity, and governments, agencies and political subdivisions thereof;

(tt)	“Tax Act” means the Income Tax Act (Canada);

(uu)
“Tax Election Package” means (i) in respect of the disposition of NMCCL Exchangeable Shares for Class B Shares, two copies of Form T-2057 under the Tax Act, or, if the NMCCL Shareholder is a partnership, two copies of Form T-2058 under the Tax Act, and two copies of any applicable equivalent provincial or territorial election form, and (ii) in respect of the disposition of Class B Shares for New Exchangeable Shares (and the Ancillary Rights granted in connection therewith), two copies of Form T-2057 under the Tax Act, or if the NMCCL Shareholder is a partnership, two copies of T-2058 under the Tax Act, and two copies of any applicable provincial or territorial election form, in each case which forms have been duly and properly completed and executed by the NMCCL Shareholder, in accordance with the rules contained in the Tax Act or the relevant provincial legislation.

1.2	Interpretation Not Affected by Headings

The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.  Unless reference is specifically made to another document or instrument, all references herein to articles and sections are to articles and sections of this Plan of Arrangement.

1.3	Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.4	Number and Gender

Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, and words importing any gender shall include all genders.

1.5	Reference to Persons

A reference to a Person includes any successor to that Person.  A reference to any statute includes all regulations made pursuant to such statute and the provisions of any statute or regulation which amends, supplements or supersedes any such statute or regulation.

1.6	Currency

Unless otherwise stated in this Plan of Arrangement, all references herein to amounts of money are expressed in lawful money of Canada.

ARTICLE 2
EFFECT OF THE ARRANGEMENT

2.1	Binding Effect

Subject to the Arrangement Agreement, this Plan of Arrangement, upon the filing of the Articles of Arrangement and the issue of the Certificate of Arrangement, if any, shall become effective on, and be binding on and after, the Effective Time on:

(i)	each of the NMCCL Shareholders;

(ii)	the Depositary;

(iii)	Newmont;

(iv)	NMCCL;

(v)	NHULC;

(vi)	New Exchangeco; and

(vii)	New Exchangeco Sub.

2.2	Certificate of Arrangement

The Articles of Arrangement and the Certificate of Arrangement shall be filed and issued, respectively, with respect to this Arrangement in its entirety.  The Certificate of Arrangement shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 4 hereof has become effective in the sequence and at the times set out therein.

2.3	Implementation of the Arrangement

Other than as expressly provided for herein, no portion of this Plan of Arrangement shall take effect with respect to any Person until the Effective Time.  Furthermore, each of the events listed in Article 4 hereof shall be, without affecting the timing set out in Article 4, mutually conditional, such that no event described in said Article 4 may occur without all steps occurring, and those events shall effect the integrated transaction which constitutes the Arrangement.

ARTICLE 3
PRE-ARRANGEMENT TRANSACTIONS

3.1	Pre-Arrangement Transactions

Subject to such amendments, deletions, modifications or additions as NMCCL deems necessary or advisable, the following transactions (among others) shall occur prior to the Effective Time but in connection with the Arrangement:

(a)	a corporation (“New Exchangeco”) shall be incorporated as a subsidiary of NHULC; and

(b)	a corporation (“New Exchangeco Sub”) shall be incorporated as a subsidiary of New Exchangeco.

ARTICLE 4
ARRANGEMENT

4.1	The Arrangement

Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order (in five minutes intervals), without any further act or formality except as otherwise provided herein:

(a)	The articles of NMCCL will be amended in the manner set forth in Appendix 2 hereto.

(b)
Newmont will contribute to NHULC an amount of cash that is equal to the product obtained by multiplying (i) the number of shares of Newmont Common Stock to be transferred pursuant to Section 4.1(g)(ii), by (ii) the Newmont Share Price, in consideration of the issuance by NHULC of a number of Class A shares in the capital of NHULC that is equal to such product;

(c)
NHULC will contribute all of the cash received by it in the preceding step to New Exchangeco in consideration of the issuance by New Exchangeco to NHULC of a number of common shares in the capital of New Exchangeco that is equal to the number of shares of Newmont Common Stock to be transferred pursuant to Section 4.1(g)(ii);

(d)
New Exchangeco will contribute all of the cash received by it in the preceding step to New Exchangeco Sub in consideration of the issuance by New Exchangeco Sub to New Exchangeco of a number of Class A Shares that is equal to the number of shares of Newmont Common Stock to be transferred pursuant to Section 4.1(g)(ii);

(e)
New Exchangeco Sub will contribute all of the cash received by it in the preceding step to Newmont in consideration of the issuance by Newmont to New Exchangeco Sub of a number of shares of Newmont Common Stock that is equal to the number of shares of Newmont Common Stock to be transferred pursuant to Section 4.1(g)(ii);

(f)
the NMCCL Exchangeable Shares held by Dissenting NMCCL Shareholders shall be deemed to have been transferred (free and clear of any Liens) to New Exchangeco Sub and such Dissenting NMCCL Shareholders shall cease to have any rights as NMCCL Shareholders other than the right to be paid the fair value of their NMCCL Exchangeable Shares in accordance with the Dissent Rights;

(g)
New Exchangeco Sub will acquire (free and clear of any Liens) all of the issued and outstanding NMCCL Exchangeable Shares (other than NMCCL Exchangeable Shares held by Newmont and its Affiliates and by Dissenting NMCCL Shareholders) in consideration of:

(i)
the issuance by New Exchangeco Sub of one Class B Share for each NMCCL Exchangeable Share held by a NMCCL Shareholder who has elected to receive New Exchangeable Shares in accordance with Section 5.1; and

(ii)	the transfer by New Exchangeco Sub of one share of Newmont Common Stock for each other outstanding NMCCL Exchangeable Share,

(h)
New Exchangeco will acquire all of the outstanding Class B Shares in consideration of the issuance by New Exchangeco to the holders thereof of one New Exchangeable Share (plus the Ancillary Rights granted in connection therewith) for each such Class B Share; and

(i)
Newmont shall issue to and deposit with the Voting and Exchange Trustee the New Special Voting Share, in consideration of the payment to Newmont by New Exchangeco, on behalf of the holders of New Exchangeable Shares, of one dollar ($1.00), to be thereafter held of record by the Voting and Exchange Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the New Exchangeable Shares in accordance with the New Voting and Exchange Trust Agreement.

4.2	Effect of Arrangement

Every person from whom a NMCCL Exchangeable Share or a Class B Share is acquired pursuant to the Arrangement shall be removed from the register of holders of NMCCL Exchangeable Shares and Class B Shares, respectively, at the time of that acquisition pursuant to the Arrangement and shall cease to have any rights in respect of such NMCCL Exchangeable Shares and Class B Shares, as applicable, and the person that acquires those shares pursuant to the Arrangement will be added to the applicable register at that time and shall be entitled as of the Effective Time to all of the rights and privileges attached to the NMCCL Exchangeable Shares and the Class B Shares, as applicable.  Every person who acquires New Exchangeable Shares or shares of Newmont Common Stock pursuant to the Arrangement shall be added to the register of holders of New Exchangeable Shares and shares of Newmont Common Stock, respectively, and shall be entitled as of the Effective Time to all of the rights and privileges attached to the New Exchangeable Shares (including the Ancillary Rights granted in connection therewith) or shares of Newmont Common Stock, as the case may be.

ARTICLE 5
ELECTIONS

5.1	Share Election

Each NMCCL Shareholder may elect to receive New Exchangeable Shares (and the Ancillary Rights granted in connection therewith) under the Arrangement in exchange for such NMCCL Shareholder’s NMCCL Exchangeable Shares by delivering or causing to be delivered to the Depositary, at or prior to the Election Deadline, a validly completed and duly executed Letter of Transmittal and Election Form specifying such election, together with the certificate(s) representing such NMCCL Exchangeable Shares, and such other documents and instruments as the Depositary may reasonably require.  NMCCL Shareholders who do not elect to receive New Exchangeable Shares in respect of their NMCCL Exchangeable Shares in the manner specific in this Section 5.1 will receive shares of Newmont Common Stock in exchange for such NMCCL Exchangeable Shares in accordance with Section 4.1(g)(ii).

5.2	Tax Election

Canadian NMCCL Shareholders who are entitled to receive Class B Shares and New Exchangeable Shares under the Arrangement shall be entitled to make income tax elections pursuant to subsection 85(1) of the Tax Act or, if the person is a partnership, subsection 85(2) of the Tax Act (and in each case, where applicable, the analogous provisions of provincial income tax law) with respect to (a) the exchange of their NMCCL Exchangeable Shares for Class B Shares, and (b) the exchange of their Class B Shares for New Exchangeable Shares (and the Ancillary Rights granted in connection therewith), in each case by providing a Tax Election Package (for greater certainty, one Tax Election Package for each exchange described in (a) and (b)) with respect to such exchange to New Exchangeco within 90 days following the Effective Date, each duly completed with the details of the number of NMCCL Exchangeable Shares and Class B Shares transferred and the applicable elected amounts.  Thereafter, subject to each Tax Election Package being correct and complete and complying with the provisions of the Tax Act (or applicable provincial income or corporate tax law), the relevant forms will be signed by New Exchangeco Sub or New Exchangeco, as applicable, and returned to such persons within 30 days after the receipt thereof by New Exchangeco for filing with the Canada Revenue Agency (or the applicable provincial taxing authority).  None of New Exchangeco, New Exchangeco Sub or their Affiliates will be responsible for the proper completion of any Tax Election Package and, except for New Exchangeco’s obligation to return duly completed Tax Election Packages which are received by New Exchangeco within 90 days of the Effective Date, within 30 days after the receipt thereof by New Exchangeco, none of New Exchangeco, New Exchangeco Sub or any of their Affiliates will be responsible for any taxes, interest or penalties resulting from the failure by a Canadian NMCCL Shareholder to properly complete or file the necessary election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial income tax law).  In its sole discretion, New Exchangeco and New Exchangeco Sub may choose to sign and return Tax Election Packages received more than 90 days following the Effective Date, but will have no obligation to do so.

ARTICLE 6
DISSENT RIGHTS

6.1	Dissent Rights

Each NMCCL Shareholder shall have the right to dissent (the “Dissent Rights”) with respect to the Arrangement in accordance with Section 190 of the CBCA; provided that, notwithstanding Section 190(5) of the CBCA, the written objection to the resolution approving the Arrangement referred to in Section 190(5) of the CBCA must be received by NMCCL not later than 5:00 p.m. (Toronto time) on the business day before the Meeting.  NMCCL Shareholders who duly exercise Dissent Rights and who are ultimately determined to be entitled to be paid fair value for their NMCCL Exchangeable Shares will be deemed to have transferred such NMCCL Exchangeable Shares to New Exchangeco Sub and the fair value thereof will be paid by New Exchangeco Sub.  NMCCL Shareholders who attempt to exercise Dissent Rights and are ultimately not entitled, for any reason, to be paid fair value for their NMCCL Exchangeable Shares will be deemed to have participated in the Arrangement and they will receive shares of Newmont Common Stock in exchange for their NMCCL Exchangeable Shares in accordance with Section 4.1.  The fair value of the NMCCL Exchangeable Shares shall be determined as of the close of business on the last Business Day before the day on which the Arrangement is approved by the holders of NMCCL Exchangeable Shares at the Meeting.  In no event shall any of the Newmont Entities or any other Person be required to recognize any NMCCL Shareholder who attempts to exercise Dissent Rights as a holder of NMCCL Exchangeable Shares after the Effective Time, and the names of such NMCCL Shareholders shall be removed from the register of holders of NMCCL Exchangeable Shares at the Effective Time.  In addition to any other restrictions in section 190 of the CBCA, no Person who has voted in favour of the Arrangement shall be entitled to exercise Dissent Rights.

ARTICLE 7
EXCHANGE PROCEDURES

7.1	Exchange of Certificates for New Exchangeable Shares

At or promptly after the Effective Time, New Exchangeco shall deposit or cause to be deposited with the Depositary, for the benefit of the NMCCL Shareholders who received New Exchangeable Shares under the Arrangement, certificates representing that number of New Exchangeable Shares issuable under the Arrangement.  Upon surrender (on or prior to the Election Deadline) to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented NMCCL Exchangeable Shares that were indirectly exchanged for New Exchangeable Shares under the Arrangement, together with a duly completed Letter of Transmittal and Election Form and such other documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive, and after the Effective Time the Depositary shall deliver to such person, certificates registered in the name of such person representing that number of New Exchangeable Shares which such person is entitled to receive (together with any dividends or distributions with respect thereto pursuant to Section 7.4, less any amounts withheld pursuant to 7.7), and any certificate so surrendered shall forthwith be cancelled.  In the event of a transfer of ownership of such NMCCL Exchangeable Shares which was not registered in the transfer records of NMCCL, certificates representing the number of New Exchangeable Shares issuable in exchange for such NMCCL Exchangeable Shares (together with any dividends or distributions with respect thereto pursuant to Section 7.4, less any amounts withheld pursuant to 7.7) may be registered in the name of and issued to the transferee if the certificate representing such NMCCL Exchangeable Shares is presented (on or prior to the Election Deadline) to the Depositary, accompanied by a duly completed Letter of Transmittal and Election Form, all documents required to evidence and effect such transfer and such other documents and instruments as the Depositary may reasonably require.

7.2	Exchange of Certificates for Shares of Newmont Common Stock

At or promptly after the Effective Time, New Exchangeco Sub shall deposit or cause to be deposited with the Depositary, for the benefit of NMCCL Shareholders who received shares of Newmont Common Stock under the Arrangement, certificates representing that number of shares of Newmont Common Stock issuable under the Arrangement.  Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding NMCCL Exchangeable Shares that were exchanged for shares of Newmont Common Stock under the Arrangement, together with a duly completed Letter of Transmittal and Election Form and such other documents and instruments as the Depositary may reasonably require, the NMCCL Shareholder shall be entitled to receive, and after the Effective Time the Depositary shall deliver to such person, a certificate representing that number of shares of Newmont Common Stock which such person is entitled to receive (together with any dividends or distributions with respect thereto pursuant to Section 7.4 ,less any amounts withheld pursuant to 7.7), and any certificate so surrendered shall forthwith be cancelled.  In the event of a transfer of ownership of such NMCCL Exchangeable Shares which was not registered in the transfer records of NMCCL, the certificates representing the number of shares of Newmont Common Stock issuable in exchange for such NMCCL Exchangeable Shares (together with any dividends or distributions with respect thereto pursuant to Section 7.4, less any amounts withheld pursuant to 7.7) may be registered in the name of and issued to the transferee if the certificate representing such NMCCL Exchangeable Shares is presented to the Depositary, accompanied by a duly completed Letter of Transmittal and Election Form, all documents required to evidence and effect such transfer and such other documents and instruments as the Depositary may reasonably require.  Without limiting the provisions of Sections 4.2 and 7.6, until surrendered as contemplated by this Section 7.2, each certificate, which immediately prior to the Effective Time represented one or more outstanding NMCCL Exchangeable Shares that were exchanged for shares of Newmont Common Stock pursuant to Section 4.1, shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender, a certificate representing the shares of Newmont Common Stock issuable in exchange for such NMCCL Exchangeable Shares (together with any dividends or distributions with respect thereto pursuant to Section 7.4, less any amounts withheld pursuant to 7.7).

7.3	No Certificates for Class B Shares

In no event will any NMCCL Shareholder be entitled to receive a certificate for any Class B Shares that such NMCCL Shareholder received under the Arrangement.

7.4	Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions paid, declared or made with respect to either New Exchangeable Shares or shares of Newmont Common Stock, in each case with a record date after the Effective Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding NMCCL Exchangeable Shares unless and until such person shall have complied with the provisions of Section 7.1 or 7.2, as applicable.  Subject to applicable law, and to the provisions of Section 7.6, at the time such person shall have complied with the provisions of such sections (or, in the case of clause (b) below, at the appropriate payment date), there shall be paid to such person, without interest (a) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the NMCCL Exchangeable Share or the share of Newmont Common Stock, as the case may be, to which such person is entitled pursuant hereto, and (b) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of compliance by such person with the provisions of Section 7.1 or 7.2, as applicable, and a payment date subsequent to the date of such compliance and payable with respect to such NMCCL Exchangeable Shares or shares of Newmont Common Stock, as the case may be.

7.5	Lost Certificates

In the event any certificate which, immediately prior to the Effective Time, represented one or more outstanding NMCCL Exchangeable Shares that were exchanged pursuant to Section 4.1 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the certificates representing New Exchangeable Shares or shares of Newmont Common Stock (together with any dividends or distributions with respect thereto pursuant to Section 7.4, less any amounts withheld pursuant to 7.7) deliverable in accordance with Section 7.1 or 7.2, as applicable.  When authorizing any such payment or the issuance of any such certificate, the person to whom such certificate is to be issued or payment is to be made shall, as a condition precedent to such issuance and/or payment, give a bond satisfactory to Newmont, New Exchangeco and their respective transfer agents in such amount as Newmont or New Exchangeco may direct or otherwise indemnify Newmont and New Exchangeco in a manner satisfactory to each of them against any claim that may be made against either of them with respect to the certificate alleged to have been lost, stolen or destroyed.

7.6	Extinction of Rights

Any certificate which, immediately prior to the Effective Time, represented outstanding NMCCL Exchangeable Shares that were exchanged pursuant to Section 4.1 that is not deposited with all other instruments required by Section 7.1 or 7.2, as applicable, on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature against any of the Newmont Entities or the Depositary.  On such date, the New Exchangeable Shares and/or shares of Newmont Common Stock (and any dividends or distributions with respect thereto) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to New Exchangeco.  None of the Newmont Entities or the Depositary shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

7.7	Withholding Rights

Newmont, NMCCL, New Exchangeco, New Exchangeco Sub, NHULC and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of NMCCL Exchangeable Shares, shares of Newmont Common Stock or New Exchangeable Shares such amounts as any of them is required or permitted to deduct and withhold with respect to such payment under the Tax Act, United States tax laws or any other applicable law.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate authority.

ARTICLE 8
AMENDMENTS

8.1	Amendments Prior to the Meeting

Subject to Section 9.2 and to the provisions of the Interim Order, the Newmont Entities may amend this Plan of Arrangement at any time and from time to time prior to the Meeting.  If such amendment, if disclosed, would reasonably be expected to affect a NMCCL Shareholder’s decision to vote for or against the Arrangement Resolution, notice of such amendment shall be given to the NMCCL Shareholders by press release, newspaper, advertisement, prepaid ordinary mail, or by the method most reasonably practicable in the circumstances, as determined by NMCCL.  Any amendment so proposed shall become part of this Plan of Arrangement for all purposes and the Plan of Arrangement, as amended, shall be the subject of the Arrangement Resolution.

8.2	Amendments Following the Meeting

Subject to the provisions of the Interim Order and the Final Order, the Parties may amend this Plan of Arrangement at any time and from time to time following the Meeting and prior to or following the Effective Time, provided that each such amendment must be: (a) set out in writing; (b) approved by the Court, and (c) communicated to the NMCCL Shareholders (or former NMCCL Shareholders following the Effective Time) as may be directed by the Court.  Notwithstanding the foregoing, if such amendment concerns a matter which, in the reasonable opinion of the Parties, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement or is not adverse to the financial or economic interests of a NMCCL Shareholder, then no Court approval or communication to the NMCCL Shareholders shall be required.

ARTICLE 9
GENERAL

9.1           Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

9.2           Severability

If, prior to the Effective Date, any term or provision of this Plan of Arrangement is held by the Court to be invalid, void or unenforceable, the Court, at the request of any of the parties to the Arrangement Agreement, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan of Arrangement shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

9.3	Governing Law

This Plan of Arrangement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.  Any questions as to the interpretation or application of this Plan of Arrangement and all proceedings taken in connection with this Plan of Arrangement and its provisions shall be subject to the exclusive jurisdiction of the Court.

APPENDIX 1

TO THE PLAN OF ARRANGEMENT

NEW EXCHANGEABLE SHARE PROVISIONS

EXCHANGEABLE SHARES

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

1.	INTERPRETATION

(1)	For the purposes of these share provisions:

“affiliate” has the meaning ascribed thereto in National Instrument 45-106 – Prospectus and Registration Exemptions, as amended.

“Agency” means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency or authority or other regulatory authority (including the TSX and the NYSE) or administrative agency or commission (including the Ontario Securities Commission and the SEC) or any elected or appointed public official.

“Agent” means any chartered bank or trust company in Canada selected by the Corporation for the purposes of holding some or all of the Liquidation Amount or Redemption Price in accordance with Section 5 or Section 7, respectively.

“Arrangement” means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement.

“Arrangement Agreement” means the arrangement agreement dated October 31, 2011 between Newmont, Callco, Newmont Mining Corporation of Canada Limited, New Exchangeco Sub (as defined in the Plan of Arrangement) and the Corporation, as amended.

“BCBCA” means the Business Corporations Act (British Columbia).

“Board of Directors” means the board of directors of the Corporation.

“business day” means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Toronto, Ontario or Denver, Colorado under applicable law.

“Callco” means (i) NHULC, or (ii) in Newmont’s sole discretion, such other company which exercises the Liquidation Call Right, Retraction Call Right or Redemption Call Right, including Newmont or NHULC.

“Callco Call Notice” has the meaning ascribed thereto in Section 6(3) of these share provisions.

“Canadian Dollar Equivalent” means in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date the product obtained by multiplying:

(a)	the Foreign Currency Amount; by

(b)
the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose, which determination shall be conclusive and binding.

“CBCA” means the Canada Business Corporations Act, as amended.

“Common Shares” means the common shares in the capital of the Corporation.

“Corporation” mean the corporation governed by the laws of the Province of British Columbia to whose articles these share provisions attach.

“Current Market Price” means, in respect of a Newmont Share on any date, the quotient obtained by dividing (a) the aggregate of the Daily Value of Trades for each day during the period of 20 consecutive trading days ending not more than three trading days before such date; by (b) the aggregate volume of Newmont Shares used to calculate such Daily Value of Trades.

“Daily Value of Trades” means, in respect of the Newmont Shares on any trading day, the Canadian Dollar Equivalent of the product of (a) the volume weighted average price of Newmont Shares on the NYSE (or, if the Newmont Shares are not listed on the NYSE, on such other stock exchange or automated quotation system on which the Newmont Shares are listed or quoted, as the case may be, as may be selected by the board of directors of Newmont for such purpose) on such date, as determined by Bloomberg L.P.  or other reputable, third party information source selected by the board of directors of Newmont; and (b) the aggregate volume of Newmont Shares traded on such day on the NYSE or such other stock exchange or automated quotation system and used to calculate such volume weighted average price; provided that any such selections by the board of directors of Newmont shall be conclusive and binding.

“Dividend Amount” means an amount equal to, and in full satisfaction of, all declared and unpaid dividends on an Exchangeable Share (together with any interest accrued on such dividends pursuant to Section 3.1(4)) held by a holder on any dividend record date which occurred prior to the date of purchase, redemption or other payment in respect of such share as contemplated by Section 5, Section 6 or Section 7; provided that, for greater certainty, the Dividend Amount in respect of an Exchangeable Share will not include the amount of any dividend that was not declared in respect of such Exchangeable Share as a result of a waiver of such dividend in respect of such Exchangeable Share in accordance with Section 3(1).

“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation and in respect of which the Board of Directors determines in good faith that after giving effect to such matter the economic equivalence of the Exchangeable Shares and the Newmont Shares is maintained for the holders of Exchangeable Shares (other than Newmont and its affiliates).

“Exchangeable Shares” means the non-voting, exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein.

“Exempt Exchangeable Share Voting Event” means an Exchangeable Share Voting Event in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the

Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the Newmont Shares.

“holder” means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares.

“including” means “including without limitation” and “includes” means “includes without limitation”.

“Liquidation Amount” has the meaning ascribed thereto in Section 5(1) of these share provisions.

“Liquidation Call Right” has the meaning ascribed thereto in the Section 5(4)(a) of these share provisions.

“Liquidation Date” has the meaning ascribed thereto in Section 5(1) of these share provisions.

“Newmont” means Newmont Mining Corporation, a corporation existing under the laws of Delaware or such other corporation that at the time is the issuer of the Newmont Shares.

“Newmont Control Transaction” means any merger, amalgamation, arrangement, take-over bid or tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Newmont, or any proposal to do so.

“Newmont Dividend Declaration Date” means the date on which the board of directors of Newmont declares any dividend or other distribution on the Newmont Shares that would require a corresponding payment to be made in respect of the Exchangeable Shares.

“Newmont Shares” means the common stock, par value U.S. $1.60 per share, in the capital of Newmont.

“NHULC” means Newmont Holdings ULC, an unlimited liability company governed by the laws of the Province of Nova Scotia.

“NYSE” means the New York Stock Exchange or its successor.

“person” includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Agency, syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means the plan of arrangement substantially in the form of Exhibit A to the Arrangement Agreement, as amended, modified or supplemented from time to time in accordance with the Arrangement Agreement and Plan of Arrangement or made at the direction of the Ontario Superior Court of Justice.

“Purchase Price” has the meaning ascribed thereto in Section 6(3) of these share provisions.

“Redemption Call Purchase Price” has the meaning ascribed thereto in Section 7(4)(a) of these share provisions.

“Redemption Call Right” has the meaning ascribed thereto in Section 7(4)(a) of these share provisions; provided that, notwithstanding anything to the contrary in these share provisions, the Redemption Call Right shall cease to apply in respect of any Redemption Date not occurring prior to February 16, 2024.

“Redemption Date” means the earlier of

(a)	February 16, 2024; and

(b)
the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Section 7 of these share provisions, which date shall be no earlier than February 16, 2014, unless:

(i)
there are fewer than 1,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Newmont and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to February 16, 2014 as they may determine, upon at least 60 days’ prior written notice to the holders of the Exchangeable Shares and the Trustee;

(ii)
a Newmont Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Newmont Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Newmont Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to February 16, 2004 as it may determine, upon such number of days’ prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

(iii)
an Exchangeable Share Voting Event that is not an Exempt Exchangeable Share Voting Event is proposed and (x) the holders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event or the holders of the Exchangeable Shares do take the necessary action but, in connection therewith, the holders of more than 2% of the outstanding Exchangeable Shares (other than those held by Newmont and its affiliates) exercise rights of dissent under the BCBCA, and (y) the Board of Directors determines in good faith that it is not reasonably practicable to accomplish the business purpose (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of the Redemption Date) intended by the Exchangeable Share Voting Event in a commercially reasonable manner that does not result in an Exchangeable Share Voting Event, in which case the Redemption Date shall be the business day following the day on which the later of the events described in (x) and (y) above occur;

(iv)
an Exempt Exchangeable Share Voting Event is proposed and holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event in which case the Redemption Date shall be the business day following the day on which the holders of the Exchangeable Shares failed to take such action; or

(v)
the Canadian tax legislation is amended and becomes effective such that substantially all Canadian resident holders of Exchangeable Shares may exchange their Exchangeable Shares for Newmont Shares on a tax deferred basis for Canadian income tax purposes, in which case the Board of Directors may accelerate such Redemption Date to such date prior to February 16, 2014 as they may determine, upon at least 60 days’ prior written notice to the holders of the Exchangeable Shares and the Trustee, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i), (ii), (iii), (iv) or (v) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption.

“Redemption Price” has the meaning ascribed thereto in Section 7(1) of these share provisions.

“Retracted Shares” has the meaning ascribed thereto in Section 6(1)(a) of these share provisions.

“Retraction Call Right” has the meaning ascribed thereto in Section 6(1)I of these share provisions.

“Retraction Date” has the meaning ascribed thereto in Section 6(1)(b) of these share provisions.

“Retraction Price” has the meaning ascribed thereto in Section 6(1) of these share provisions.

“Retraction Request” has the meaning ascribed thereto in Section 6(1) of these share provisions.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as amended.

“Support Agreement” means the support agreement dated as of the Effective Date (as defined in the Plan of Arrangement).

“Transfer Agent” means Computershare Investor Services Inc. or such other person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

“Trustee” means Computershare Trust Company of Canada, the trustee under the Voting and Exchange Trust Agreement and any successor trustee appointed under the Voting and Exchange Trust Agreement.

“TSX” means The Toronto Stock Exchange or its successor.

“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement dated as of the Effective Date (as defined in the Plan of Arrangement).

(2)	Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, and words importing any gender shall include all genders.

2.	RANKING OF EXCHANGEABLE SHARES

The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

3.	DIVIDENDS

(1)
A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Newmont Dividend Declaration Date, declare a dividend on each Exchangeable Share (other than those in respect of which such dividend is waived in accordance with this Section 3(1)):

(a)
in the case of a cash dividend declared on the Newmont Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent of the cash dividend declared on each Newmont Share on the Newmont Dividend Declaration Date;

(b)
in the case of a stock dividend declared on the Newmont Shares to be paid in Newmont Shares, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Newmont Shares to be paid on each Newmont Share unless in lieu of such stock dividend the Corporation elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Section 3(5) hereof) subdivision of the outstanding Exchangeable Shares; or

(c)
in the case of a dividend declared on the Newmont Shares in property other than cash or Newmont Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (to be determined by the Board of Directors as contemplated by Section 3(5) hereof) to the type and amount of property declared as a dividend on each Newmont Share.

Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable.  The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this Section 3(1).

Notwithstanding the foregoing, a dividend declared or to be declared in respect of an Exchangeable Share may be waived by notice in writing to that effect to the Corporation from the holder of such Exchangeable Share in respect of which the waiver is effected, and any such waiver received by the Corporation prior to the date on which a dividend is declared shall result in no such dividend being declared in respect of such Exchangeable Share.  Any such waiver shall cease to be effective in respect of any dividend declared after the date on which an Exchangeable Share to which such waiver applies is transferred by the holder of such Exchangeable Share.

(2)
Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3(1)(a) hereof and the sending of such cheque to each holder of an Exchangeable Share (other than any holder who has waived such dividends with respect to all of such holder’s Exchangeable Shares in accordance with Section 3(1)) shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation.  Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3(1)(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share (other than any holder who has waived such dividends with respect to all of such holder’s Exchangeable Shares in accordance with Section 3(1)) shall satisfy the stock dividend represented thereby.  Such other type and amount of property in respect of any dividends contemplated by Section 3(1)(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share (other than any holder who has waived such dividends with respect to all of such holder’s Exchangeable Shares in accordance with Section 3(1)) shall satisfy the dividend represented thereby.  No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

(3)
The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3(1) hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Newmont Shares.  The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision, redivision or change of the Exchangeable Shares under Section 3(1)(b) hereof and the effective date of such subdivision shall be the same dates as the record and payment date, respectively, for the corresponding stock dividend declared on the Newmont Shares.

(4)
If on any payment date for any dividends declared on the Newmont Shares, the corresponding dividends contemplated by Section 3(1) hereof are not paid in full on all of the Exchangeable Shares then outstanding (other than Exchangeable Shares in respect of which such dividend has been waived in accordance with Section 3(1)), (a) any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends, and (b) interest shall accrue on any such dividends that remain unpaid at a rate of 6%, compounded annually, from the applicable payment date up to and including the date on which such dividends are paid.

(5)
The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of these share provisions, including Section 3(1) hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders.  In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)	in the case of any stock dividend or other distribution payable in Newmont Shares, the number of such shares issued in proportion to the number of Newmont Shares previously outstanding;

(b)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Newmont Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newmont Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(c)
in the case of the issuance or distribution of any other form of property (including any shares or securities of Newmont of any class other than Newmont Shares, any rights, options or warrants other than those referred to in Section 3(5)(b) hereof, any evidences of indebtedness of Newmont or any assets of Newmont), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Newmont Share and the Current Market Price of a Newmont Share; and

(d)
in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Newmont Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

4.	CERTAIN RESTRICTIONS

So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10(2) of these share provisions:

(a)
pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)	redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c)
redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

(d)	issue any Exchangeable Shares or any other shares of the Corporation ranking equally with the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares; and

(e)	issue any shares of the Corporation ranking superior to the Exchangeable Shares.

The restrictions in Section 4(a), (b), (c) and (d) hereof shall not apply if: (i) all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Newmont Shares shall have been declared and paid on the Exchangeable Shares (other than those in respect of which such dividend has been waived in accordance with Section 3(1)); and (ii) in the case of an issuance of any Exchangeable Shares as contemplated in Section 4(d), the members of the board of directors of Newmont that vote on the matter shall have unanimously approved the issuance of the additional Exchangeable Shares.

5.	DISTRIBUTION ON LIQUIDATION

(1)
In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by Callco of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution, winding-up or other distribution, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per Exchangeable Share (the “Liquidation Amount”) equal to the Current Market Price of a Newmont Share on the last business day prior to the Liquidation Date, which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Newmont Share, plus an amount equal the Dividend Amount in respect of such Exchangeable Share (if any).

(2)
On or promptly after the Liquidation Date, and provided the Liquidation Call Right has not been exercised by Callco, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the Articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares.  Payment of the Liquidation Amount for such Exchangeable Shares shall be made by transferring or causing to be transferred to each holder the Newmont Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation certificates representing Newmont Shares (which shares shall be fully paid and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the Dividend Amount (if any), in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom.  On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided.  The Corporation shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited with, the Agent the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders.  Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the Liquidation Amount for such Exchangeable Shares so deposited, without interest, and when received by the Agent, all dividends and other distributions with respect to the Newmont Shares to which such holder is entitled with a record date after the Liquidation Date and before the date of transfer of such Newmont Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

(3)
After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5(1) of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

(4)	Callco shall have the following rights in respect of the Exchangeable Shares:

(a)
Callco shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Newmont or an affiliate of Newmont) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco of an amount per Exchangeable Share equal to the Current Market Price of a Newmont Share on the last business day prior to the Liquidation Date, which shall be satisfied in full by Callco delivering or causing to be delivered to such holder one Newmont Share, plus any Dividend Amount in respect of such Exchangeable Share, if any (collectively, the “Liquidation Call Purchase Price”).  In the event of the exercise of the Liquidation Call Right by Callco, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to Callco on the Liquidation Date on payment by Callco to such holder of the applicable Liquidation Call Purchase Price for each such Exchangeable Share, and the Corporation shall have no obligation to pay any portion of the Liquidation Amount (including the Dividend Amount) to the holders of such Exchangeable Shares so purchased by Callco.

(b)
To exercise the Liquidation Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares and the Corporation, of Callco’s intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation or any other voluntary distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, and at least five business days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation or any other involuntary distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.  The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco.  If Callco exercises the Liquidation Call Right, then on the Liquidation Date, Callco will purchase and the holders of Exchangeable Shares will sell all of the

Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the applicable Liquidation Call Purchase Price for such Exchangeable Share.

(c)
For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Newmont Shares required to be delivered pursuant to Section 5(4)(a) and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom).  Provided that Callco has complied with the immediately preceding sentence, on and after the Liquidation Date the holders of Exchangeable Shares shall cease to be holders of Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the aggregate Liquidation Call Purchase Price, unless payment of the aggregate Liquidation Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the following provisions of this Section 5(4)(c), in which case the rights of the holders shall remain unaffected until the aggregate Liquidation Call Purchase Price has been paid in the manner herein provided.  Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and Articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange herefore, and the Transfer Agent on behalf of Callco shall transfer to such holder, the Newmont Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder certificates representing the Newmont Shares to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such Newmont Shares with a record date after the Liquidation Date and before the date of the transfer of such Newmont Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom).  If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date, the holders of the Exchangeable Shares will be entitled to receive in exchange herefore the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation or any distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs pursuant to this Section 5.

(5)
Notwithstanding anything to the contrary contained in these share provisions, the Voting and Exchange Trust Agreement or the Support Agreement, the Liquidation Call Right may be exercised by, and the related obligations thereunder performed by, Newmont or an affiliate of Newmont, either alone or together with Callco.

6.	RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

(1)
A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with, and subject to, the provisions of this Section 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per Exchangeable Share equal to the Current Market Price of a Newmont Share on the last business day prior to the Retraction Date (the “Retraction Price”), which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Newmont Share (which on issue will be admitted to listing and trading by the NYSE (subject to official notice of issuance)) for each Exchangeable Share presented and surrendered by the holder together with, on the designated payment date herefore, the Dividend Amount in respect of such Exchangeable Share (if any).  To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the Articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Exhibit 1 hereto or in such other form as may be acceptable to the Corporation:

(a)
specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation;

(b)
stating the business day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than 10 business days nor more than 15 business days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such business day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th business day after the date on which the Retraction Request is received by the Corporation and subject also to Section 6(8); and

(c)
acknowledging the overriding right (the “Retraction Call Right”) of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6(3) hereof.

(2)
Provided that Callco has not exercised the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6(1) of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6(7), the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the Newmont Shares to which such holder is entitled and shall comply with Section 6(4) hereof.  If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

(3)
Subject to the provisions of this Section 6, upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request.  In order to exercise the Retraction Call Right, Callco must notify the Corporation of its determination to do so (the “Callco Call Notice”) within five business days of notification to Callco by the Corporation of the receipt by the Corporation of the Retraction

Request.  If Callco does not so notify the Corporation within such five business day period, the Corporation will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right.  If Callco delivers the Callco Call Notice within such five business day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6(7), the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right.  In such event, the Corporation shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date the Retracted Shares for a purchase price (the “Purchase Price”) per Retracted Share equal to the Retraction Price per share, plus, on the designated payment date herefore, to the extent not paid by the Corporation on the designated payment date herefore, any Dividend Amount in respect of such Retracted Share.  To the extent that Callco pays the applicable Dividend Amount (if any) in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares.  For the purpose of completing a purchase pursuant to the Retraction Call Right, on the Retraction Date, Callco shall transfer or cause to be issued or transferred to the holder of the Retracted Shares the Newmont Shares to which such holder is entitled.  Provided that Callco has complied with the immediately preceding sentence and Section 6(4) hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date.  In the event that Callco does not deliver a Callco Call Notice within such five business day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6(7), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Section 6.

(4)
the Corporation or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Newmont Shares (which shares shall be fully paid and shall be free and clear of any lien, claim or encumbrance and which on issue will be admitted to listing and trading by the NYSE (subject to official notice of issuance)) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date herefore, a cheque payable at par at any branch of the bankers of the Corporation or Callco, as applicable, representing the aggregate Dividend Amount, in payment of the Retraction Price or the Purchase Price, as the case may be, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Corporation or by Callco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price or Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

(5)
On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Retraction Price or Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Retraction Price or the Purchase Price, as the case may be, shall not be made as provided in Section 6(4) hereof, in which case the rights of such holder shall remain unaffected until the Retraction Price or the Purchase Price, as the case may be, has been paid in the manner hereinbefore provided.  On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Retraction Price or the Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Callco shall thereafter be a holder of the Newmont Shares delivered to it.

(6)
Notwithstanding any other provision of this Section 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law.  If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two business days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation.  In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6(2) of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6(2) hereof.  If the Corporation would otherwise be obligated to redeem the Retracted Shares pursuant to Section 6(2) of these share provisions but is not obligated to do so as a result of solvency requirements or other provisions of applicable law, Newmont shall, subject to applicable law, purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Newmont to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided for in the Voting and Exchange Trust Agreement.

(7)
A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the business day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

(8)	Notwithstanding any other provision of this Section 6, if:

(a)
exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Corporation to redeem any Exchangeable Shares pursuant to this Section 6 on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of NYSE to the listing and trading (subject to official notice of issuance) of, the Newmont Shares that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

(b)
as a result of (a) above, it would not be practicable (notwithstanding the reasonable endeavours of Newmont) to obtain such approvals in time to enable all or any of such Newmont Shares to be admitted to listing and trading by NYSE (subject to official notice of issuance) when so delivered, that Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second business day immediately following the date the approvals referred to in Section 6(8)(a) are obtained, and (ii) the date which is 30 business days after the date on which the relevant Retraction Request is received by the Corporation, and references in these share provisions to such Retraction Date shall be construed accordingly.

(9)
Notwithstanding anything to the contrary contained in these share provisions, the Voting and Exchange Trust Agreement or the Support Agreement, the Retraction Call Right may be exercised by, and the related obligations thereunder performed by, Newmont or an affiliate of Newmont, either alone or together with Callco.

7.	REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

(1)
Subject to applicable law, and provided Callco has not exercised the Redemption Call Right (if applicable), the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per Exchangeable Share (the “Redemption Price”) equal to the Current Market Price of a Newmont Share on the last business day prior to the Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one Newmont Share for each Exchangeable Share held by such holder, together with an amount equal to the Dividend Amount in respect of such Exchangeable Share (if any).

(2)
In any case of a redemption of Exchangeable Shares under this Section 7, the Corporation shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Newmont Control Transaction or an Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder.  In the case of a Redemption Date established in connection with a Newmont Control Transaction or an Exchangeable Share Voting Event, the written notice of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances.  In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

(3)
On or after the Redemption Date and provided that the Redemption Call Right has not been exercised by Callco, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and the Articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require.  Payment of the Redemption Price for such Exchangeable Shares shall be made by transferring or causing to be issued or transferred to each holder the Newmont Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation certificates representing Newmont Shares (which shares shall be fully paid and shall be free and clear of any lien, claim or encumbrance), and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the Dividend Amount, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom.  On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Redemption Price, unless payment of the Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided.  The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to transfer or cause to be issued or transferred to, and deposited with, the Agent named in such notice the Redemption Price for the Exchangeable Shares (except as otherwise provided in this Section 7(3) so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, less any amounts withheld on account of tax required to be deducted and withheld therefrom, such aggregate Redemption Price to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders.  Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the aggregate Redemption Price for such Exchangeable Shares, without interest, and when received by the Agent, all dividends and other distributions with respect to the Newmont Shares to which such holder is entitled with a record date after the Redemption Date and before the date of transfer of such Newmont Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom), against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

(4)	Callco shall have the following rights in respect of the Exchangeable Shares:

(a)
Callco shall have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Newmont or an affiliate of Newmont) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each such holder of an amount per Exchangeable Share equal to the Current Market Price of a Newmont Share on the last business day prior to the Redemption Date, which shall be satisfied in full by Callco delivering or causing to be delivered to such holder one Newmont Share, plus any Dividend Amount in respect of such Exchangeable Share, if any (collectively, the “Redemption Call Purchase Price”).  In the event of the exercise of the Redemption Call Right by Callco, each holder of Exchangeble Shares shall be obligated to sell all the Exchangeable Shares held by such holder to Callco on the Redemption Date on payment by Callco to such holder of the applicable Redemption Call Purchase Price for each such Exchangeable Share, and the Corporation shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such Exchangeable Shares so purchased by Callco.

(b)
To exercise the Redemption Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares and the Corporation, of Callco’s intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Newmont Control Transaction or an Exchangeable Share Voting Event, in which case Callco shall so notify the Transfer Agent and the Corporation on or before the Redemption Date.  The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco.  If Callco exercises the Redemption Call Right, on the Redemption Date, Callco will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Redemption Call Purchase Price for such Exchangeable Share.

(c)
For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Newmont Shares required to be delivered pursuant to Section 7(4)(a) and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the aggregate Redemption Call Purchase Price (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom).  Provided that Callco has complied with the immediately preceding sentence, on and after the Redemption Date the holders of Exchangeable Shares shall cease to be holders of Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the aggregate Redemption Call Purchase Price, unless payment of the aggregate Redemption Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the following provisions of this Section 5(4)(c), in which case the rights of the holders shall remain unaffected until the aggregate Redemption Call Purchase Price has been paid in the manner herein provided.  Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and Articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange herefore, and the Transfer Agent on behalf of Callco shall transfer to such holder, the Newmont Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder certificates representing the Newmont Shares to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such Newmont Shares with a record date after the Redemption Date and before the date of the transfer of such Newmont Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom).  If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange herefore the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to this Section 7.

(5)
Notwithstanding anything to the contrary contained in these share provisions, the Voting and Exchange Trust Agreement or the Support Agreement, the Redemption Call Right may be exercised by, and the related obligations thereunder performed by, Newmont or an affiliate of Newmont, either alone or together with Callco.

8.	PURCHASE FOR CANCELLATION

Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares.

9.	VOTING RIGHTS

Except as required by applicable law and by Section 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.  Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not have class votes except as required by applicable law.

10.	AMENDMENT AND APPROVAL

(1)
The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

(2)
Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable law shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting.  At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

11.	RECIPROCAL CHANGES, ETC. IN RESPECT OF NEWMONT SHARES

(1)
Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that so long as any Exchangeable Shares not owned by Newmont or its affiliates are outstanding, Newmont will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10(2) of these share provisions:

(a)	issue or distribute Newmont Shares (or securities exchangeable for or convertible into Newmont Shares) to the holders of all or substantially all of the then outstanding

Newmont Shares by way of stock dividend or other distribution, other than an issue of Newmont Shares (or securities exchangeable for or convertible into Newmont Shares) to holders of Newmont Shares (i) who exercise an option to receive dividends in Newmont Shares (or securities exchangeable for or convertible into Newmont Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or similar arrangement;

(b)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Newmont Shares entitling them to subscribe for or to purchase Newmont Shares (or securities exchangeable for or convertible into Newmont Shares); or

(c)	issue or distribute to the holders of all or substantially all of the then outstanding Newmont Shares:

(i)	shares or securities of Newmont of any class other than Newmont Shares (other than shares convertible into or exchangeable for Newmont Shares);

(ii)	rights, options or warrants other than those referred to in Section 11(1)(b) above;

(iii)	evidence of indebtedness of Newmont; or

(iv)	assets of Newmont,

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and at least 7 days prior written notice thereof is given to the holders of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Newmont in order to give effect to and consummate the transactions contemplated by, and in accordance with, the Plan of Arrangement.

(2)
Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that so long as any Exchangeable Shares not owned by Newmont or its affiliates are outstanding, Newmont will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10(2) of these share provisions:

(a)	subdivide, redivide or change the then outstanding Newmont Shares into a greater number of Newmont Shares;

(b)	reduce, combine, consolidate or change the then outstanding Newmont Shares into a lesser number of Newmont Shares; or

(c)	reclassify or otherwise change the Newmont Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Newmont Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares and at least 7 days prior written notice is given to the holders of Exchangeable Shares.  The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10(2) of these share provisions.

12.	ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

(1)
The Corporation will take all such actions and do all such things as shall be necessary to perform and comply with and to ensure performance and compliance by Newmont, Callco and the Corporation with all provisions of the Support Agreement applicable to Newmont, Callco and the Corporation, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary to enforce for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

(2)
The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10(2) of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

(b)
making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)
making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein.

13.	LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

(1)
The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) and the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right.

(2)
Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco as therein provided.

(3)
The Corporation, Callco, Newmont and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Callco, Newmont or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Agency.  To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Callco, Newmont and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Callco, Newmont or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Callco, Newmont or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

14.	NOTICES

(1)
Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by facsimile or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation.  Any such notice, request or other communication, if given by mail, facsimile or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

(2)
Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by first class mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation.  Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be.  Any such presentation and surrender of certificates made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

(3)
Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder.  Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third business day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery.  Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

(4)
In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, Newmont intends to make reasonable efforts to disseminate any notice by other means, such as publication.  Except as otherwise required or permitted by law, if post offices in Canada or the United States are not open for the deposit of mail, any notice which Newmont or the Transfer Agent may give or cause to be given under the Arrangement will be deemed to have been properly given and to have been received by holders of Exchangeable Shares if (i) it is given to the TSX for dissemination or (ii) it is published once in the National Edition of The Globe and Mail and in the daily newspapers of general circulation in each of the French and English languages in the City of Montreal, provided that if the National Edition of The Globe and Mail is not being generally circulated, publication thereof will be made in any other daily newspaper of general circulation published in the City of Toronto.

Notwithstanding any other provisions of these share provisions, notices, other communications and deliveries need not be mailed if Newmont determines that delivery thereof by mail may be delayed.  Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as Newmont has determined that delivery by mail will no longer be delayed.  Newmont will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 14(4).  Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

15.	DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES

The Corporation shall be entitled to require any holder of an Exchangeable Share or any person who the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of “equity securities” of the Corporation) under section 102.1 of the Securities Act or as would be required under the Articles of Newmont or any laws or regulations, or pursuant to the rules or regulations of any regulatory Agency if the Exchangeable Shares were Newmont Shares.

EXHIBIT 1 TO THE NEW EXCHANGEABLE SHARE PROVISIONS

RETRACTION REQUEST

To: • (the “Corporation”) and Newmont Holdings ULC (“Callco”) and Newmont Mining Corporation (“Newmont”)

This notice is given pursuant to section 6 of the provisions (the “Share Provisions”) attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, provided that the Retraction Call Right referred to below has not been exercised, the undersigned desires to have the Corporation redeem in accordance with section 6 of the Share Provisions:

☐           all share(s) represented by this certificate; or

☐           _____________ share(s) only represented by this certificate.

The undersigned hereby notifies the Corporation that the Retraction Date shall be
_________.

NOTE:
The Retraction Date must be a business day and must not be less than 10 business days nor more than 15 business days after the date upon which this notice is received by the Corporation.  If no such business day is specified above, the Retraction Date shall be deemed to be the 15th business day after the date on which this notice is received by the Corporation.

The undersigned acknowledges the overriding Retraction Call Right of Callco or Newmont to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco or Newmont in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in section 6(3) of the Share Provisions.  This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the business day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the Retracted Shares will be automatically exchanged pursuant to the Voting and Exchange Trust Agreement so as to require Newmont to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to Callco, Newmont and the Corporation that the undersigned:

☐	is
(select one)
☐	is not

a non-resident of Canada for purposes of the Income Tax Act (Canada).  The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares and any Newmont Shares otherwise receivable by the undersigned may be sold by Newmont, the Corporation, the Transfer Agent of the Corporation or Callco and, upon such sale, the rights of the undersigned shall be limited to receiving the net proceeds of sale (net of applicable taxes).

The undersigned hereby represents and warrants to Callco, Newmont and the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco, Newmont or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐           Please check box if the certificates for Newmont Shares and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such certificates and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:
This panel must be completed and this certificate, together with such additional documents and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may require, must be deposited with the Transfer Agent.  The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the certificates for Newmont Shares and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:__________________________________________

Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE:
If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

APPENDIX 2

TO THE PLAN OF ARRANGEMENT

AMENDMENTS TO NMCCL ARTICLES

The provisions attaching to the exchangeable shares in the capital of Newmont Mining Corporation of Canada Limited will be amended as follows:

1.	The definition of “Dividend Amount” under section 1 is deleted and replaced with the following:

“Dividend Amount” means an amount equal to, and in full satisfaction of, all declared and unpaid dividends on an Exchangeable Share held (together with any interest accrued on such dividends pursuant to §3.1(4)) by a holder on any dividend record date which occurred prior to the date of purchase, redemption or other acquisition of such share by Callco or Newmont from such holder pursuant to §5.1, §6.1 or §7.1.

2.	The definition of “Redemption Call Right” under section 1 is deleted and replaced with the following:

“Redemption Call Right” has the meaning ascribed thereto in the Plan of Arrangement; provided that, notwithstanding anything to the contrary in the Plan of Arrangement or these share provisions, the Redemption Call Right shall cease to apply in respect of any Redemption Date not occurring prior to February 16, 2024.

3.	The definition of “Redemption Date” under section 1 is deleted and replaced with the following:

“Redemption Date” means the earlier of:

(a)	February 16, 2024; and

(b)
the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to §7 of these share provisions, which date shall be no earlier than the seventh anniversary of the date on which Exchangeable Shares first are issued, unless:

(i)
there are fewer than 1,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Newmont and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the seventh anniversary of the date on which Exchangeable Shares first are issued as they may determine, upon at least 60 days’ prior written notice to the holders of the Exchangeable Shares and the Trustee;

(ii)
a Newmont Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Newmont Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Newmont Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the seventh anniversary of the date on which Exchangeable Shares first are issued as it may determine, upon such number of days’ prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

(iii)
an Exchangeable Share Voting Event that is not an Exempt Exchangeable Share Voting Event is proposed and (x) the holders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event or the holders of the Exchangeable Shares do take the necessary action but, in connection therewith, the holders of more than 2% of the outstanding Exchangeable Shares (other than those held by Newmont and its affiliates) exercise rights of dissent under the CBCA, and (y) the Board of Directors determines in good faith that it is not reasonably practicable to accomplish the business purpose (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of the Redemption Date) intended by the Exchangeable Share Voting Event in a commercially reasonable manner that does not result in an Exchangeable Share Voting Event, in which case the Redemption Date shall be the business day following the day on which the later of the events described in (x) and (y) above occur;

(iv)
an Exempt Exchangeable Share Voting Event is proposed and holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event in which case the Redemption Date shall be the business day following the day on which the holders of the Exchangeable Shares failed to take such action; or

(v)
the Canadian tax legislation is amended and becomes effective such that substantially all Canadian resident holders of Exchangeable Shares may exchange their Exchangeable Shares for Newmont Shares on a tax deferred basis for Canadian income tax purposes, in which case the Board of Directors may accelerate such Redemption Date to such date prior to the seventh anniversary of the date on which Exchangeable Shares are issued as they may determine, upon at least 60 days’ prior written notice to the holders of the Exchangeable Shares and the Trustee, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i), (ii), (iii), (iv) or (v) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption.

4.	Section 3(4) is deleted and replaced with the following:

If on any payment date for any dividends declared on the Newmont Shares, the corresponding dividends contemplated by §3(1) hereof are not paid in full on all of the Exchangeable Shares then outstanding, (a) any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends, and (b) interest shall accrue on any such dividends that remain unpaid at a rate of 6%, compounded annually, from the applicable payment date up to and including the date on which such dividends are paid.

5.	Section 7(1) is deleted and replaced with the following:

Subject to applicable law, and provided Callco has not exercised the Redemption Call Right (if applicable), the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share (the “Redemption Price”) equal to the Current Market Price of a Newmont Share on the last business day prior to the Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one Newmont Share for each Exchangeable Share held by such holder, together with an amount equal to the Dividend Amount.